SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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[_]  Confidential, For Use of the                        14a-12
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Oil-Dri Corporation of America
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(Name of Registrant as Specified In Its Charter)

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October 31, 2008

Dear Stockholder:

     The Board of Directors and all of us on the management team cordially invite you to attend the 2008 Annual Meeting of Stockholders on Tuesday, December 9, 2008, at 10:30 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604-3802.

     The matters expected to be acted on in the meeting are described in the attached Proxy Statement. We are recommending a slate of eight directors for re-election. Their biographies appear in the Proxy Statement. In addition, we ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2009. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for fiscal year 2008. We encourage you to read the Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

     Immediately following adjournment of the annual meeting, we will review the results of the past year and look at some of the potential opportunities which lie ahead.

     We look forward to seeing you at the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet, by telephone or by mailing your proxy card in the enclosed envelope provided for this purpose.

Sincerely,

DANIEL S. JAFFEE
President and Chief Executive Officer

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	ii

Commonly Asked Questions and Answers About the Proxy Statement and the Annual Meeting	1

PROPOSALS	6
1. Election of Directors	6
2. Ratification of Appointment of Independent Auditor	9
3. Other Matters	10

CORPORATE GOVERNANCE MATTERS	11
Controlled Company Status	11
Director Independence	11
Executive Sessions of Non-Management Directors	11
Board of Directors Committee Membership and Meetings	12
Compensation Committee Interlocks and Insider Participation	13
Director Nominations	14
Communication with the Board of Directors	15
Compensation of Directors	15
Corporate Governance	16
Certain Relationships and Related Party Transactions	17
Report of the Audit Committee of the Board of Directors	18

EXECUTIVE OFFICERS OF OIL-DRI	20

EXECUTIVE COMPENSATION	21
Report of the Compensation Committee of the Board of Directors	21
Compensation Discussion and Analysis	21
Tax and Accounting Implications	28
Summary Compensation Table	29
Non-Equity Incentive Plan Compensation	30
All Other Compensation Table	31
Grants of Plan-Based Awards during Fiscal Year 2008	32
Outstanding Equity Awards at Fiscal 2008 Year End	33
Option Exercises and Stock Vested for Fiscal 2008	34
Pension Benefits for Fiscal 2008	35
Nonqualified Deferred Compensation for Fiscal 2008	36
Equity Compensation Plans	38
Benefits upon Termination or Change in Control	39

STOCK OWNERSHIP	42
Principal Stockholders	42
Security Ownership of Management	45
Section 16(a) Beneficial Ownership Reporting Compliance	47

i

OIL-DRI CORPORATION OF AMERICA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 9, 2008

To the Stockholders of
Oil-Dri Corporation of America:

     The 2008 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation, will be held at 10:30 a.m., local time, on Tuesday, December 9, 2008, at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois 60604-3802.

     The meeting will be held for the following purposes:

     1. To elect eight directors;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2009; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on Wednesday, October 15, 2008, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     Your vote is very important. Whether or not you intend to be present at the meeting, you are encouraged to vote. Please follow the instructions on the enclosed proxy card for voting by Internet, telephone or mail.

     For further information relating to the meeting, please see the following pages.

By Order of the Board of Directors,

CHARLES P. BRISSMAN
Secretary

Chicago, Illinois
October 31, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 9, 2008: The Company’s Proxy Statement for the 2008 Annual Meeting and its 2008 Annual Report are available at www.oildri.com.

ii

OIL-DRI CORPORATION OF AMERICA

410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213

_________________

PROXY STATEMENT
_________________

GENERAL

     We are mailing you this Proxy Statement and the accompanying proxy for the first time on or about October 31, 2008. The Board of Directors is soliciting your vote to use at the 2008 Annual Meeting of Stockholders to be held at 10:30 a.m., local time, on Tuesday, December 9, 2008, at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois 60604-2802, notice of which accompanies this Proxy Statement, and at any adjournment of the meeting. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Commonly Asked Questions and Answers About the Proxy Statement and the
Annual Meeting

1. Why am I receiving these materials?

This Proxy Statement is being delivered to all stockholders of record as of the close of business on October 15, 2008 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting on December 9, 2008. Although our Annual Report and Proxy Statement are being delivered together, our Annual Report should not be deemed to be part of this Proxy Statement.

2. Who is entitled to vote at the 2008 Annual Meeting?

Our Board of Directors has established the close of business on Wednesday, October 15, 2008, as the record date for the 2008 Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to receive this notice and to vote at the 2008 Annual Meeting.

Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to 10 votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to our Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the affected class as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of their shares into Common Stock on a share-for-share basis at any time. Shares of Class B Stock are also subject to mandatory conversion under certain circumstances. As of the record date, 5,136,158 shares of Common Stock and 1,914,797 shares of Class B Stock were outstanding.

3. What proposals are being voted on at the 2008 Annual Meeting?

Stockholders are being asked to vote upon the following items of business at the 2008 Annual Meeting:

1.	the election of eight directors, each to hold office for a one-year term ending at our 2009 Annual Meeting;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2009;

and to transact such other business as may properly come before the 2008 Annual Meeting.

The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received prior to the deadline specified in our Amended and Restated By-Laws, so no such matters may be brought to a vote at the Annual Meeting.

4. What are the voting recommendations of Oil-Dri’s Board of Directors?

Our Board of Directors recommends that you vote your shares as follows:

  ‘‘FOR’’ the election of each of the eight nominees to the Board;

  ‘‘FOR’’ the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2009.

5. How do I cast my vote?

If you are a stockholder of record, you may vote in several different ways:

In person at the 2008 Annual Meeting

You may vote in person at the 2008 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person.

By mail

You may vote by completing, signing, dating and returning the enclosed proxy card(s) in the postage-paid envelope we have provided.

By telephone

You may vote by calling one of the telephone numbers on your proxy card. Please have your proxy card handy when you call and use any touch-tone phone to transmit your voting instructions. Telephone voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 8, 2008.

By Internet

You may vote using the Internet by submitting your voting instructions at www.proxyvote.com. You should have your proxy card handy when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 8, 2008.

If you are the beneficial owner of shares held in “street name” (through a brokerage account or in another nominee form), you must provide instructions to your bank, broker or other nominee as to how your shares should be voted. Your bank, broker or other nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. The availability of telephone and Internet voting for beneficial owners of shares held in ‘‘street name’’ will depend on your bank, broker or other nominee. We recommend that you follow the voting instructions on the materials you receive from that entity. If you own your shares in “street name,” you must obtain a legal proxy from your broker or other nominee and present it to the Inspector of Election with your ballot to be able to vote in person at the meeting.

Unless you decide to change your vote, use only one method to send us your vote. If you vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form; however, even if you plan to attend the 2008 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

If no contrary instruction is indicated in the proxy, each proxy will be voted “FOR” the election of the eight nominees to the Board of Directors named below and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2009. In their discretion, the named proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting.

6. Can I change my vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting.

If you are the stockholder of record, you may do this by:

  voting again on the Internet or by telephone prior to 11:59 p.m., Eastern Time, on December 8, 2008;

  signing another proxy card with a later date and delivering it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, prior to the meeting; or

  attending the meeting in person and delivering your proxy or casting a ballot.

If your shares are held in “street name” and you have instructed your bank, broker or other nominee to vote your shares, you may revoke those instructions by following the directions received from your bank, broker or other nominee to change those instructions.

7. What constitutes a quorum at the 2008 Annual Meeting?

A majority of all outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

8. How many votes are needed to approve the proposals?

A director may only be elected by a plurality of votes cast. Accordingly, we count proxies and ballots marked for all nominees listed (including executed proxies not marked regarding the election of directors, which will be voted for all listed nominees), or those voting for some but not all nominees that specify votes withheld for one or more designated nominees, to determine the total number of votes cast for each nominee. The eight nominees who receive the largest number of votes will be elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors. An affirmative majority of the votes present at the meeting or represented by proxy is necessary for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor. Any abstention by those present or represented by proxy has the same legal effect as a vote against ratification. Broker non-votes regarding the ratification of the appointment of our independent auditor are deemed not to have been entitled to vote at the meeting and therefore will have no effect on the outcome.

9. Who will count the vote?

We have retained Broadridge Financial Solutions, Inc. to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual stockholders are kept confidential from the Company’s management and directors. Only Broadridge, as the proxy tabulator and Inspector of Election, has access to the ballots, proxy cards and voting instruction forms. Broadridge will disclose information taken from the ballots, proxy cards and voting instruction forms only in the event of a proxy contest or as otherwise required by law.

10. Where can I find the voting results of the 2008 Annual Meeting?

We intend to announce preliminary voting results at the 2008 Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending January 31, 2009.

11. How does a stockholder propose actions for consideration at next year’s annual meeting of stockholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than July 3, 2009. Your proposal should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws. Although the Board will consider all proposals, it has the right to omit any proposals it is not required to include. Similarly, for you to raise a proposal (including director nominations) at next year’s annual meeting that will not be included in our proxy statement, we must receive written notice of the proposal between July 3, 2009 and August 2, 2009 (assuming the meeting is held not more than 30 days from December 9, 2009). All such proposals should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, the notice must satisfy all of the other requirements set forth in our Amended and Restated By-Laws and all applicable laws.

12. Can I receive future proxy solicitations on-line?

Yes, you can consent to receiving all future proxy statements, proxy cards and annual reports via e-mail or the Internet. If you choose this option, you will not receive paper copies of these stockholder communications in the mail. To sign up for electronic delivery, follow the instructions on the enclosed proxy card under the heading: ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your stock in the Company through a bank, broker or other nominee, contact that entity for information as to whether and how you can elect electronic delivery.

The SEC has adopted new e-proxy rules that allow companies to post their proxy materials on the Internet and elect to provide only a Notice of Internet Availability of Proxy Materials to stockholders or, alternatively, to deliver a full set of proxy materials to stockholders. We will be required to comply with these new rules in connection with the solicitation of proxies for our 2009 Annual Meeting.

13. Who may solicit proxies?

Our directors, officers and employees may solicit proxies on behalf of our Board of Directors via mail, telephone, facsimile, electronic communications and personal contact. Our directors, officers and employees will receive no additional compensation for soliciting proxies.

14. Who pays for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation, including reimbursing banks, brokers and other nominees for reasonable expenses of sending out proxy materials to beneficial stockholders.

15. Why did I receive more than one package of proxy materials?

This means that you have multiple accounts holding Oil-Dri shares. These may include accounts with our transfer agent, Computershare Investor Services, and accounts with a bank, broker or other nominee. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction form that you receive with each package of proxy materials to ensure that all of your shares are voted.

16. What if I have additional questions not addressed here?

You may call Investor Relations at (312) 706-3232 or e-mail Investor Relations at info@oildri.com.

PROPOSALS

1. Election of Directors

     The Company proposes that the following eight individuals be elected to our Board of Directors. Each nominee currently serves as a director. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.

Richard M. Jaffee               Age 72               Director since 1958
Chairman of the Board of the Company

Mr. Jaffee received a degree from the University of Wisconsin School of Business in 1957 and earned his CPA certificate in that same year. He worked briefly for the public accounting firm of Touche Niven, et al. After service as an officer in the United States Army, he joined the Company in 1958, becoming its president in 1960, a position he held until 1995. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee retired as an employee of the Company in 2001. He has served as Chairman of the Board of the Company since 1962. Mr. Jaffee served as director of Harris Financial Corp., a subsidiary of Bank of Montreal, until his retirement from the board in May 2006. Harris Financial Corp. provides banking and related services to the Company on customary terms. He is Chairman of the Board of Trustees of Rush University Medical Center and Chairman of its Executive Committee. He serves on its Finance Committee and serves ex officio on all other Rush board committees. He is a trustee and member of the executive committee of the Illinois Institute of Technology. In addition, Mr. Jaffee is a trustee of the Chicago Museum of Science and Industry and the Chicago History Museum. Mr. Jaffee received an honorary Doctor of Human Letters degree from the Illinois Institute of Technology in 2001. In March 2005, Mr. Jaffee was appointed to the SEC Advisory Committee on Smaller Public Companies, which was established to examine the impact of the Sarbanes-Oxley Act and other aspects of the federal securities laws on smaller companies.

Daniel S. Jaffee                   Age 44               Director since 1992
President and Chief Executive Officer of the Company

Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987 after a year with Price Waterhouse. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he also held group vice presidential positions in the areas of Canadian and domestic operations, finance, management, information systems and consumer products. Mr. Jaffee became President of the Company in 1995 and Chief Executive Officer in 1997. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee received an M.B.A. from the Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include the Anti-Cruelty Society of Chicago and the Chicago Foundation for Education.

J. Steven Cole                     Age 74               Director since 1981
President, Cole and Associates

Mr. Cole graduated from the University of Wisconsin in 1957. After serving as an officer in the United States Army, he received a master’s degree from the American Graduate School for International Business following graduate studies at the University of Michigan. He began his career at Abbott Laboratories in 1962. Later, he joined G.D. Searle and Company, where he became Vice President of the Asian and Canadian Divisions, a position he held until 1986. In 1986, Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he joined SAV-A-LIFE Systems, Inc., a firm selling specialty products to the dental and medical professions, where he served as President until 1994 and then Chairman of the Board until 2000. In 1990, Mr. Cole also became president of Cole and Associates, an international consulting firm. Mr. Cole is also a director of Aculux, Inc. He serves on the board of Beat-The-Streets, an organization providing opportunity and direction to under-privileged youth.

Arnold W. Donald              Age 53               Director since 1997
Principal, AWD Group

Mr. Donald received a B.A. degree in economics from Carleton College in 1976, earned a B.S. degree in mechanical engineering from Washington University in St. Louis in 1977, and an M.B.A. from the University of Chicago Graduate School of Business in 1980. Mr. Donald joined Monsanto Company in 1977 and became President of Monsanto’s Agricultural Group in 1995. In 1998, he was named Corporate Senior Vice President, and in 1999, he also assumed the position of President, Nutrition and Consumer Sector. He served in these positions until 2000, when he became Chairman and Chief Executive Officer of Merisant Company, whose products include tabletop sweeteners. He served as CEO of Merisant until July 2003 and Chairman until May 2005. From January 2006 to February 2008, Mr. Donald served as President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International. Currently, he is principal of AWD Group, a private investment firm. Mr. Donald serves on the non-profit boards of United Way of Greater St. Louis, Carleton College, Washington University, Dillard University, Barnes-Jewish Hospital, Opera Theatre of St. Louis, St. Louis Art Museum and the St. Louis Science Center. Mr. Donald also serves as a director of Carnival Corporation, The Scotts Company, Crown Holdings Inc., DHR International, The Laclede Group, Merisant Company, Atlas Holdings, Wind Point Partners and Vertellus Specialties, Inc. In 1998, Mr. Donald was appointed by President Clinton to serve on the President’s Export Council for international trade for a five-year term; he was reappointed by President Bush to a second five-year term in February 2003.

Joseph C. Miller                     Age 66               Director since 1989
Vice Chairman of the Board of the Company
Independent Consultant

Mr. Miller graduated from the West Virginia University School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc., Inland Distributing and Whiteford Transportation Systems. He joined the Company in 1989 as Vice President of Corporate Planning and Marketing. He served as Group Vice President for Sales, Marketing and Distribution from 1990 to 1993. Mr. Miller was Senior Vice President for the Consumer, Industrial & Environmental and Transportation Groups of the Company from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr. Miller was an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning. Mr. Miller is a director of Prandium, Inc. and a member of the board of advisors of Powell Kleinschmidt, Global Access Point, Deluxe Sheet Metal, Inc. and Union Station Properties.

Michael A. Nemeroff               Age 45               Director since 2006
President, Vedder Price P.C.

Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghamton in 1985 and earned a J.D. from the National Law Center of George Washington University in 1988. He joined the law firm of Vedder Price P.C. (“Vedder Price”) in 1988 and has been the Chairman of the firm’s Finance & Transaction Group and an equity partner since 1995. Since 1998, he has served on the firm’s Board of Directors. Since 2005, Mr. Nemeroff has served as President of Vedder Price and a member of the Executive Committee of the firm’s Board of Directors. Vedder Price serves as a counsel to the Company. Mr. Nemeroff serves as a legal advisor to the G100, an elite international organization of leading Chief Executive Officers from Fortune 500 publicly traded corporations. He also serves on the Board of Directors of Chicago Children’s Choir, a not-for-profit organization making a difference in the lives of children through musical excellence.

Allan H. Selig               Age 74               Director since 1969
Commissioner of Major League Baseball
President and Chairman of the Board, Selig Lease Company

Mr. Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, Mr. Selig joined Selig Ford, Inc. He served as president of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970 he has served as Chairman of the Board and President of Selig Lease Company. Mr. Selig became President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998 when he was elected to the position of Commissioner of Major League Baseball. He also served as Chairman of the Executive Council of Major League Baseball from 1992 to 1998. Mr. Selig is a director of Marcus Corporation and a director emeritus of the Green Bay Packers. In addition, he is a director of the Greater Milwaukee Committee and the Milwaukee Club and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund.

Paul E. Suckow               Age 61               Director since 2005
Business Fellow and Adjunct Professor, Finance and Economics, Villanova University

Mr. Suckow received a B.S. degree in economics from Bradley University in 1969 and earned an M.B.A. with a concentration in finance from Western Illinois University in 1973. He began his career in finance in 1973 with American National Insurance Company as a securities analyst. In 1975, he became a trust investment officer with First Hutchings-Sealy National Bank. From 1978 to 1981, he was Vice President, Investments, for Sun Insurance Services and from 1981 to 1985 Vice President and Portfolio Manager for Delaware Investment Advisers. From 1985 to 1992, Mr. Suckow was Executive Vice President and Director of Fixed Income Securities for Oppenheimer Management Corporation and from 1993 to 1999 he served as Executive Vice President and Chief Investment Officer-Fixed Income for Delaware Investment Advisers, Inc. In 1999, he retired from the investment management industry and began a teaching career as a business fellow and adjunct professor of finance and economics at Villanova University. Mr. Suckow is a director of Prandium, Inc. Since 1978, he has been a Chartered Financial Analyst (CFA) and is a member of the CFA Institute.

2. Ratification of Appointment of Independent Auditor

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2009, and has further directed that we submit the appointment of the independent auditor for ratification by the stockholders at the 2008 Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year ended July 31, 2008. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2008 Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor is not required by the Company’s Amended and Restated By-Laws or otherwise; however, the Board is submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR.

Auditor Fees

     The aggregate fees (including reimbursed expenses) for professional services rendered by PricewaterhouseCoopers LLP to us in the fiscal years ended July 31, 2008 and 2007 were:

Type of Fees	2008	2007
Audit fees (1)	$637,455	$827,693
Audit-related fees (2)	--	14,000
Tax fees (3)
Tax compliance	230,661	282,387
Tax planning	17,110	125,725
All other fees (4)	--	4,350
Total	$885,226	$1,254,155

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees in fiscal year 2007 were fees for advice on the accounting treatment of certain items and discussions of SEC rules related to those items.

(3)

Tax fees consist generally of the two categories of tax compliance and statutory filing preparation (“tax compliance”), and of tax planning and advice, both international and domestic (“tax planning”). The tax compliance services consisted primarily of the preparation of original and amended tax returns, claims for refunds, and support during any income tax audit or inquiries.

(4)	All other fees in fiscal year 2007 were primarily related to an equity incentive plan registration statement on SEC Form S-8.

Pre-Approval of Independent Auditor Services

     No services specifically prohibited by the Sarbanes-Oxley Act of 2002 will be provided to the Company by the independent auditor. Permitted services must be pre-approved by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP did not render any services relating to financial information systems design and implementation for the fiscal year ended July 31, 2008. None of the services described above were approved pursuant to the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

3. Other Matters

     At this time, the Board of Directors is not aware of any matters not referred to herein that might be presented for action at the 2008 Annual Meeting; however, if any other business should properly come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

CORPORATE GOVERNANCE MATTERS

Controlled Company Status

     The Board of Directors has determined that the Company is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 50% of the aggregate voting power of our Common Stock and Class B Stock is owned by the Jaffee Investment Partnership, L. P., a Delaware limited partnership of which Richard M. Jaffee, his spouse Shirley H. Jaffee and Daniel S. Jaffee are general partners. The remaining three general partners are all children of Richard M. and Shirley H. Jaffee. Richard M. Jaffee has eight of the 20 total votes of the general partners and his spouse also has eight votes.

     As a controlled company, we are entitled to rely on exemptions from the NYSE Corporate Governance Standards that would otherwise require the Company (a) to maintain a board of directors having a majority of independent directors, (b) to maintain a nominating/corporate governance committee composed entirely of independent directors and (c) to maintain a compensation committee composed entirely of independent directors. We have elected to rely on all three of these exemptions.

Director Independence

     The Board has determined that the directors listed below are independent from our management within the meaning of the SEC’s rules and the NYSE Corporate Governance Standards:

J. Steven Cole	Allan H. Selig
Arnold W. Donald	Paul E. Suckow

     While the Board has not adopted any categorical standards for independence, in making these determinations the Board noted that none of Messrs. Cole, Donald, Selig and Suckow:

(a)	receives direct compensation from the Company other than director annual retainers and meeting fees paid to current directors;

(b)	has any relationship with the Company or a third party that would preclude independence under the NYSE Corporate Governance Standards; or

(c)	has any other material relationship with the Company and its management.

     In the last three years, we have not made any contributions in excess of $1.0 million or 2% of our consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer.

Executive Sessions of Non-Management Directors

     Non-management directors meet in executive sessions of the Board of Directors in which management directors (Messrs. Richard M. and Daniel S. Jaffee) and other members of management do not participate. These sessions are scheduled for non-management directors at all regular meetings of the Board of Directors. Under our Corporate Governance Guidelines, the chairman of the Audit Committee (currently Mr. Cole) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.

Board of Directors Committee Membership and Meetings

     As of the date of this Proxy Statement, the following Board members serve on the committees indicated below.

Name	Audit	Compensation	Executive
J. Steven Cole	X*		X
Arnold W. Donald	X
Daniel S. Jaffee			X
Richard M. Jaffee			X*
Joseph C. Miller		X
Michael A. Nemeroff		X
Allan H. Selig		X*
Paul E. Suckow	X
Number of Meetings in Fiscal 2008	4	2	0
* Chairperson

     During the fiscal year ended July 31, 2008, the Board of Directors held four meetings. During the period in which he served as director, each director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings of any Board committee on which he served.

Audit Committee

     The Audit Committee Charter sets out the duties and responsibilities of the Audit Committee. Those duties include:

  selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services;

  review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments;

  review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases;

  review with the independent auditor and management of the quality and adequacy of internal controls; and

  preparation of the report required by the rules of the SEC to be included in this Proxy Statement.

     A copy of the Audit Committee Charter is available on our website at www.oildri.com and will be provided without charge to any person upon request.

     The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements of the NYSE. The Board also has determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the SEC and that he meets the accounting or related financial management expertise standard required by NYSE rules.

Compensation Committee

     The Compensation Committee is responsible for review and general oversight of our compensation programs, including all programs in which our executive officers participate. Specifically, the Compensation Committee is responsible for:

  determining the compensation, including benefits, of our Chief Executive Officer (“CEO”) after reviewing the recommendation of the Chairman of the Board;

  determining the reasonableness of and approving the compensation of our other executive officers as recommended by our CEO;

  reviewing and approving the reasonableness of performance measures and payout ranges under our annual incentive plan as these relate to our executive officers and setting payout ranges for our CEO;

  administration of our equity incentive plans with assistance from our human resources staff and granting awards under those plans to employees, including grants to our executive officers, or to non-employee directors; and

  making recommendations to the Board of Directors or stockholders on compensation-related matters.

     In carrying out these responsibilities, the Compensation Committee acts on recommendations from and consults with the Chairman of the Board, our CEO and at times our Chief Financial Officer. Additional details of our processes and procedures for considering and determining executive compensation are in the Compensation Discussion and Analysis that is a part of the Executive Compensation section of this Proxy Statement.

     Two members of the Compensation Committee, Messrs. Selig and Miller, are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are authorized to act independently with respect to awards made under our equity incentive plans to individuals subject to Section 16 of that act, including our executive officers and directors. Two members of the Compensation Committee, Messrs. Selig and Nemeroff, are outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and are authorized to act independently with respect to any compensation decisions for which Section 162(m) is a factor.

     As allowed by a controlled company exemption from the NYSE Corporate Governance Standards, the Compensation Committee is not composed entirely of independent directors; two members, Messrs. Miller and Nemeroff, have not been determined by the Board of Directors to be independent directors. As also allowed by this exemption, the Compensation Committee does not have a written charter.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or ever has been an executive officer or employee of the Company, except that Mr. Miller served as an officer of the Company from 1989 to 2000. Mr. Nemeroff, a member of the Compensation Committee, is President of Vedder Price, a counsel to the Company. There are no Compensation Committee interlocks as defined by SEC rules.

Executive Committee

     The Executive Committee has all of the powers and authority of the Board of Directors in the management of our business and other affairs, subject only to any limitations provided for in our Certificate of Incorporation and Amended and Restated By-Laws (each as amended from time to time) or imposed by applicable law or NYSE Corporate Governance Standards. The Executive Committee does not have a written charter. The Executive Committee did not hold any meetings during the past year and historically has only exercised its authority to act on behalf of the Board in limited circumstances.

Director Nominations

     As allowed by a controlled company exemption from the NYSE Corporate Governance Standards, we do not have a standing nominating committee or other committee of the Board performing a similar function. As a controlled company, and with six of our eight current directors having served on the Board for at least 10 years, the Board believes it is appropriate for the Company not to have a nominating committee. It has been our practice, as reflected in our Corporate Governance Guidelines, that our Chairman, Richard M. Jaffee, recommends to the entire Board candidates for nomination to the Board. Directors Richard M. Jaffee, Daniel S. Jaffee, Miller and Nemeroff, who have not been determined by the Board to be independent, participate along with the independent directors in the nominating process. The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including our executives, individuals personally known to members of the Board and executive search firms.

     We will consider recommendations from stockholders of potential candidates for service on the Board of Directors. Stockholder recommendations of candidates for possible nomination to the Board of Directors must be in writing and must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no later than 90 days prior to the anniversary of the date we first mailed our proxy materials for the preceding year’s annual meeting. The recommendation must set forth the candidate’s name, age, business address and residence address; the candidate’s principal occupation or employment; the number of shares of our Common Stock that are beneficially owned by the candidate; a description of all arrangements or understandings between the stockholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; detailed biographical data and qualifications and information regarding any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective Board member; and any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required, pursuant to the proxy rules of the SEC. The recommendation must also include: the name and address, as they appear in our stock records, of the stockholder making the recommendation; the class and number of shares of our stock beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that would be required to be provided by a proponent of a stockholder proposal pursuant to the proxy rules of the SEC; and a statement from the recommending stockholder in support of the candidate, references for the candidate and an indication of the candidate’s willingness to serve, if elected.

     These director candidate recommendation materials must be sent to the Corporate Secretary at Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Properly submitted stockholder recommendations will be given the same consideration and evaluated with the same criteria as internal recommendations.

     In evaluating candidates for director, the Board seeks directors who will best represent the long-term interests of our stockholders. The Board’s view is that all Oil-Dri directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. The Board evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole and of committees of the Board.

Communication with the Board of Directors

     Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors. It has been our practice, as reflected in our Corporate Governance Guidelines, that all directors attend in person each annual meeting of stockholders. Six of the eight incumbent members of the Board attended the 2007 annual meeting in person.

     In addition, any stockholder or other interested party may communicate in writing with the Board of Directors, the Audit Committee, the non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors, or a particular director at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.

Compensation of Directors

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred
	Paid in		Option	Non-Equity	Compensation	All other
	Cash	Stock	Awards	Incentive	Earnings	Compensation
	($)	Awards	($)	Compensation	($)	($)	Total
Name	(1)	($)	(2)	($)	(3)	(4)	($)
Richard M. Jaffee	--	--	--	--	$24,967	$185,000	$209,967
Daniel S. Jaffee	--	--	--	--	--	--	--
J. Steven Cole	$42,500	--	--	--	--	--	$42,500
Arnold W. Donald	$30,000	--	--	--	--	--	$30,000
Joseph C. Miller	$30,000	--	--	--	--	--	$30,000
Michael A. Nemeroff	$30,000	--	--	--	--	--	$30,000
Allan H. Selig	$32,000	--	--	--	--	--	$32,000
Paul E. Suckow	$35,000	--	--	--	--	--	$35,000

(1)

The cash compensation received by the directors listed, other than Richard M. Jaffee, consists entirely of a retainer and meeting fees. These directors received an annual retainer of $15,000 and a $2,500 fee for each Board or committee meeting attended in person ($1,500 for attendance by phone). In addition, Mr. Cole received a $10,000 retainer as chairman of the Audit Committee, and Mr. Selig received a $5,000 retainer as chairman of the Compensation Committee.

(2)	There were no option awards to directors in fiscal 2008. Option awards outstanding as of July 31, 2008 are shown in the Directors’ Option Awards Outstanding table below.

(3)	The amount shown consists of earnings in excess of 120% of the applicable federal rate on the aggregate balances in our executive deferred compensation plan in which Richard M. Jaffee, Chairman of our Board of Directors, participates. In fiscal 2008, Mr. Jaffee received distributions of $77,291 from his account in this plan associated with deferrals he made while an employee and officer of the Company. All directors are eligible to defer cash compensation that they receive from the Company into our executive deferred compensation plan. Amounts deferred earn a return equal to our long term cost of borrowing plus one percent. No director listed other than Mr. Jaffee has elected to participate in this plan.

(4)	Mr. Jaffee received $185,000 pursuant to a consulting agreement with the Company. As of February 1, 2006, Mr. Jaffee began receiving a monthly annuity of $3,810 that he earned during the first five years of his consulting agreement. The total annuity amount he received in fiscal 2008 was $45,720. Mr. Jaffee chose to defer the full amount of his consulting fees and his annuity into our executive deferred compensation plan in fiscal 2008. Mr. Jaffee does not receive a retainer or any meeting fees as a director. Mr. Jaffee also receives a pension benefit under our pension plan earned during his years of service as an employee. In addition, Mr. Jaffee and his spouse are covered under our medical plan at no cost to them, each for their lifetime. This coverage is secondary to the coverage provided by Medicare. Because we have a self-insured medical plan, our cost for this coverage is the amount of actual medical claims paid. This coverage is provided to Mr. Jaffee under the terms of our medical plan because at the time of his retirement he had over 40 years of service with the Company and was a member of the Board of Directors.

Directors’ Option Awards Outstanding

     The following table reports the number of shares for which the directors hold options to purchase as of July 31, 2008. All options are for shares of our Common Stock.

Name	Number of Shares
J. Steven Cole	25,000
Arnold W. Donald	25,000
Joseph C. Miller	6,250
Michael A. Nemeroff	12,500
Paul E. Suckow	12,500

Corporate Governance

     We have adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct applies to all our employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are available on our website at www.oildri.com. We will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 706-3232. As allowed by a controlled company exemption from the NYSE Corporate Governance Standards, we do not have a corporate governance committee.

Certain Relationships and Related Party Transactions

     Our policy concerning related party transactions is a part of our Code of Ethics and Business Conduct. It provides that every employee, officer and director has an obligation to conduct business in a manner that avoids actual or potential conflicts of interest with the Company. Our Code of Ethics and Business Conduct explains what may constitute a conflict of interest, including: transactions in which an employee, officer, director or a member of his family receives personal benefits as a result of his position with Oil-Dri; transactions between Oil-Dri and an employee, officer, director or family member or a firm in which an employee, director or family member has a significant ownership interest; loans to, or guarantees of obligations of, employees, directors or family members; or the acceptance of gifts or special consideration related to our business. All employees or directors who have any influence on transactions involving purchases, sales, contracts or leases are required by our Code of Ethics and Business Conduct to disclose to a senior officer of the Company or to our general counsel the existence of any actual or potential conflict of interest. Each transaction is then evaluated at an appropriate management level to determine if it is in the best interest (or not contrary to the best interest) of the Company. In addition, under our contract approval policy, all contracts obligating the Company to make an individual payment or aggregate payments greater than $100,000 must be reviewed and approved by our CEO.

     As a company controlled by the family of its founder, we from time to time employ family members of current and former employees or directors, but only if they are at least as qualified as other applicants. All job offers made to family members of current employees must be approved by our CEO.

     We employ Karen Jaffee Cofsky on a part-time basis as Vice President of Compensation and Benefits. She is the daughter of Richard M. Jaffee, the Chairman of our Board. She is also the spouse of Thomas F. Cofsky and the sister of Daniel S. Jaffee, both of whom are named executive officers of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For the fiscal year ended July 31, 2008, Mrs. Cofsky received a salary of $73,333 and a cash award of $23,467 under our annual incentive plan. Mrs. Cofsky also received an executive deferred bonus award of $7,040 under our annual incentive plan.

     We employ Richard V. Hardin as Group Leader, Administration, at our research and development facility. He is the son-in-law of Richard M. Jaffee, the Chairman of our Board, and a brother-in-law of Daniel S. Jaffee and Thomas F. Cofsky, both of whom are named executive officers of the Company. Mr. Hardin’s compensation is based on his education, experience and the responsibilities of his position. For the fiscal year ended July 31, 2008, Mr. Hardin received a salary of $140,000.

     Michael A. Nemeroff, a member of our Board of Directors and of its Compensation Committee, is the President and a director of the law firm Vedder Price, a counsel to the Company. During the fiscal year ended July 31, 2008, we paid Vedder Price $78,971 for services provided to the Company.

Report of the Audit Committee of the Board of Directors

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

     The Audit Committee consists of directors J. Steven Cole (Chairman), Arnold W. Donald and Paul E. Suckow. Each member meets the independence standards presently prescribed by the SEC and the NYSE. The Board has also determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the SEC and that he meets the accounting or related financial management expertise standard presently required by the NYSE.

     The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board and available on the Company’s website at www.oildri.com. The Audit Committee reviews the charter, which was last amended on October 15, 2008, on an annual basis. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing, financial reporting and internal controls practices of the Company, and compliance with legal and regulatory requirements. The Audit Committee met four times during the fiscal year ended July 31, 2008.

     Our management is primarily responsible for our financial statements and reporting process, including our accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. PricewaterhouseCoopers LLP, our independent auditor, is responsible for auditing our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. For fiscal year 2008, our independent auditor was also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee oversees the financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of our management, internal auditors and independent auditor in carrying out its oversight responsibilities.

     In the discharge of its duties during fiscal 2008, the Audit Committee performed the following, among other actions:

  Reviewed with our independent auditor, management and internal audit manager, as appropriate, the audit scopes and plans of both our independent auditor and internal audit manager.

  Met in periodic executive sessions with each of our independent auditor, management and internal audit manager.

  On a quarterly basis, reviewed the fiscal 2008 unaudited quarterly financial statements and related press releases with our management, including our chief financial officer and internal audit manager, and our independent auditor prior to their public issuance. At these meetings, the Audit Committee also reviewed the disclosures to be included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q.

  Reviewed and discussed the audited annual financial statements with our management, including our chief financial officer and internal audit manager, and our independent auditor prior to their issuance. The Audit Committee also reviewed and discussed a draft of our proposed earnings release announcing fiscal 2008 results and reviewed a draft of our Annual Report on Form 10-K (including the disclosures to be included under “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” in that report), with our management, including our chief financial officer and internal audit manager, prior to their public issuance.

  Discussed with our management and our independent auditor our management’s assessment of the effectiveness of our internal control over financial reporting and our independent auditor’s opinion about the effectiveness of our internal control over financial reporting.

  Received from our independent auditor the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence).

  Monitored the services provided by our independent auditor, pre-approved all audit-related and tax services, discussed with our independent auditor the effect of the non-audit services performed on auditor independence, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in conducting its auditing functions.

     The Audit Committee also reviewed and discussed our audited consolidated financial statements and related footnotes for the fiscal year ended July 31, 2008, and our independent auditor’s report on those financial statements, with our management and internal audit manager. Our management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). This review included a discussion with our management and internal audit manager of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including disclosures relating to critical accounting policies.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal year 2008 be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008. The Audit Committee also appointed PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2009, and resolved that the appointment be presented to our stockholders for ratification at the 2008 Annual Meeting.

AUDIT COMMITTEE

J. Steven Cole, Chairman
Arnold W. Donald
Paul E. Suckow

EXECUTIVE OFFICERS OF OIL-DRI

     The following table gives certain information with respect to our executive officers.

Name	Principal Occupation for Last Five Years	Age
Daniel S. Jaffee (1)	President and Chief Executive Officer of Oil-Dri since 1997.	44
Brian K. Bancroft	Vice President and Chief Procurement Officer of Oil-Dri since February 2005; Director of Supply Management, Sara Lee Corporation from November 2000 to February 2005.	41
Charles P. Brissman	Vice President, General Counsel and Secretary of Oil-Dri since October 2002.	48
Thomas F. Cofsky (2)	Vice President of Manufacturing and Logistics of Oil-Dri since June 1999.	47
Jeffrey M. Libert	Vice President of Finance of Oil-Dri since October 2004 and Treasurer since May 2005; Vice President and Chief Financial Officer from April 2000 to October 2004.	42
Andrew N. Peterson	Vice President and Chief Financial Officer of Oil-Dri since October 2004; Vice President and Chief Financial Officer of Barjan Products, LLC from February 2003 to March 2004.	56

     All of our executive officers are appointed annually and serve at the pleasure of our Board of Directors.

(1)	Of the persons in this table, only Daniel S. Jaffee is a director. Daniel S. Jaffee is the son of our Chairman of the Board, Richard M. Jaffee, and the brother-in-law of Thomas F. Cofsky.

(2)	Thomas F. Cofsky is Daniel S. Jaffee’s brother-in-law and the son-in-law of our Chairman of the Board, Richard M. Jaffee.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee reviewed and discussed with Oil-Dri’s management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Allan H. Selig, Chairman
Joseph C. Miller
Michael A. Nemeroff

Compensation Discussion and Analysis

     This compensation discussion and analysis presents an overview of our compensation program, focusing on the elements of compensation awarded or paid to our executive officers, including our CEO, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, “named executive officers”).

Compensation Program Oversight

     The Compensation Committee oversees our philosophies and practices in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our executive officers). The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

     Our compensation philosophy is to provide total compensation opportunities, which include base salary, bonus and a full benefits package, that allow us to attract, retain and incentivize the people we need to carry out our strategic plan, mission, goals and values.

Compensation Policy

     Our compensation policy is to provide our executive officers and other salaried employees with compensation opportunities that:

  Are competitive with companies of comparable size;

  Align compensation with Oil-Dri’s overall performance by including annual incentive opportunities based on Company performance or other pre-determined performance goals and employees’ levels of responsibility; and

  Provide longer term incentives to executive officers and other senior managers to remain with Oil-Dri and contribute to our growth.

     When comparing our executive compensation with pertinent market data, we refer to publicly available salary surveys prepared and published by several large consulting firms. On occasion, we also consult with our outside legal counsel whose expertise is in the area of executive compensation. Using these sources, we set our compensation policy to reflect the median of the marketplace in base salary and the 70th percentile in total cash compensation, if full target bonus is paid under our annual incentive plan.

Overview of Executive Compensation Program and Components

     Our compensation program generally provides equivalent benefits for all U.S.-based salaried employees and similar benefits for hourly paid manufacturing employees. For our senior managers, including the executive officers, we provide additional compensation designed to reward performance and provide retirement benefits commensurate with the executives’ earnings during their working lives. For the fiscal year ended July 31, 2008 (“fiscal 2008”), the principal components of compensation for our executive officers were:

  Base salary;

  Annual performance-based cash incentive compensation;

  Deferred performance-based cash incentive compensation;

  Retirement benefits; and

  Health and welfare benefits and perquisites.

     Base Salary: Prior to the beginning of each fiscal year, our human resources staff presents to the Compensation Committee, for its review and approval, proposed merit increase guidelines and proposed shifts in the mid-points of all salary ranges and any proposed change in salary ranges for the upcoming fiscal year.

     The Chairman of our Board of Directors conducts a detailed review of the performance of our CEO at the end of each fiscal year and presents that review to the Compensation Committee at its first regular meeting of the fiscal year. At that time our Chairman also presents his recommendation for any change in base salary or other compensation components for our CEO and his recommendation for our CEO’s goals and objectives for the upcoming year. The Compensation Committee determines the base salary and other compensation to be paid to our CEO for the upcoming year and reviews and approves our CEO’s goals and objectives for that year.

     Our CEO reviews the performance of, and proposes salary increases for, all managers who report to him, including executive officers other than himself. Any increases are generally based upon changes in base salary range, either for the individual position or for the Company as a whole; the individual’s performance during the previous year; and/or any significant change in responsibilities for the upcoming year. The Compensation Committee reviews the reasonableness of any proposed changes in base salary and the total compensation package provided to our executive officers. In conducting its review, the Compensation Committee reviews a three-year history of base salary, cash incentive bonus targets and payouts, and gains on equity awards, prepared by our human resources staff. During the fiscal year, our CEO may change the base salary of the managers who report to him, including our executive officers, without prior approval of the Compensation Committee, due to significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons.

     During fiscal 2008, increases in base salary for our named executive officers were as follows:

	Type of Increase	$ of Increase	% of Increase
Name		(1)	(2)
Daniel S. Jaffee	Merit	$14,700	4.00%
Andrew N. Peterson	Merit & Market	$25,000	12.50%
Thomas F. Cofsky	Merit	$8,000	4.00%
Brian K. Bancroft	Merit	$6,650	3.50%
Charles P. Brissman	Merit	$10,000	5.41%

(1)	The “$ of Increase” is the difference in dollars between the base salary in effect at July 31, 2007 (the end of fiscal 2007) and the base salary in effect at the end of fiscal 2008. Not all of the salary adjustments were effective at the beginning of fiscal 2008; some were effective later in the fiscal year.

(2)	The “% of Increase” is the dollar increase as a percent of the base salary in effect at the end of fiscal 2007.

     At its regular meeting on October 15, 2008, the Compensation Committee reviewed the recommendation of our Chairman and the accomplishments of our CEO for fiscal 2008 and set our CEO’s base salary for fiscal 2009 at $400,000, an increase of 4.68%.

     Annual and Deferred Incentive Compensation: Our annual incentive plan provides an opportunity for essentially all salaried employees (including the executive officers) to earn a performance-related cash incentive award. The annual incentive plan involves communication to employees of expectations for Oil-Dri’s performance and links Company performance and annual compensation. It provides for broad-based participation, so that each salaried employee recognizes that he or she can contribute to our success.

     Our annual incentive plan provides for a target bonus equal to a percentage of each eligible employee’s annual base salary. This percentage is determined by salary grade, which reflects the level of responsibility and expected contribution of the employee’s position to our financial results. For employees in the higher salary grades (including the executive officers), a larger proportion of their compensation takes the form of incentive compensation than is the case for employees in the lower salary grades. As part of its annual review of executive compensation, the Compensation Committee sets the bonus opportunity as a percent of base salary for our CEO and determines the reasonableness of the bonus opportunity proposed by our CEO for the other executive officers.

     Annual Incentive Compensation: Our annual incentive plan provides for the possibility of awards based on corporate financial performance, special performance (including individual, departmental or divisional performance), or a combination of the two. A corporate financial performance measure has been the performance measure used under our annual incentive plan since fiscal 2001. This measure serves to unite all salaried employees to work together to improve Oil-Dri’s performance. Generally, if we meet our corporate financial performance target, full target bonus is paid to each salaried employee. If we fail to meet our corporate financial performance target but meet certain financial performance minimums, a bonus of less than 100% of target bonus may be paid. If we exceed our corporate financial performance target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target under this plan.

     Deferred Incentive Compensation: Our annual incentive plan also provides the opportunity for our senior managers, including the executive officers, to earn an executive deferred bonus award. This award opportunity was added to the plan in fiscal 2007 as part of our effort to reward and retain talented executives. At our CEO’s request, he was not eligible for an executive deferred bonus award for fiscal 2007 or 2008. All of our other executive officers were eligible. Executive deferred bonuses awarded for fiscal 2008 performance will be deferred and paid in full at the end of three years (July 31, 2011) if the executive is still employed by us at that time. The annual incentive plan also provides for payout of executive deferred bonus awards upon death, retirement, disability or a change in control of the Company. We have established bookkeeping accounts for all executive deferred bonus awards, which earn interest at a rate equal to our long term cost of borrowing plus one percent.

     Operation of the Annual Incentive Plan: At the beginning of each fiscal year, our CEO presents to the Compensation Committee his proposal for the performance measures that will determine calculation of the incentive bonus for that year, along with specific performance targets and payout ranges. Our Chief Financial Officer may participate in this presentation as well. The Compensation Committee reviews these performance measures, targets and payout ranges and determines their reasonableness as they relate to the total compensation of the executive officers.

     For fiscal 2008, the performance measure under the annual incentive plan was our adjusted pre-tax, pre-bonus income as compared with pre-tax, pre-bonus income specified in our budgeted business plan. Our adjusted pre-tax, pre-bonus income for fiscal 2008 was determined by adjusting pre-tax income as shown in our fiscal 2008 audited financial statements as follows: (i) adding the entire amount of annual incentive bonus, both cash and executive deferred, awarded for fiscal 2008 and (ii) subtracting the amortization for prior years’ executive deferred bonus awards. As a result of these adjustments, the financial performance measure under the annual incentive plan takes into consideration the full amount of any executive deferred bonus in the fiscal year for which it is awarded, rather than amortizing that bonus over its vesting period.

     Under that performance measure, employees exempt from the overtime provisions of the Fair Labor Standards Act (the “FLSA”), including our executive officers, would earn bonuses as shown below:

	Adjusted Pre-Tax	% of Target
	Pre-Bonus Income	Bonus Earned
Threshold	$10,360,000	25%
Target	$14,327,000	100%
Maximum	$19,364,000	200%
Actual	$15,734,000	128%

     Additional targets were also specified. If performance fell between two of the specified targets, the target bonus payment percentage would be prorated. No executive deferred bonus was to be awarded unless 75% of target bonus was earned. Employees not exempt from the overtime provisions of the FLSA (“non-exempt employees”) would earn 100% of target bonus if payout were made at any of the levels listed above.

     The bonus opportunity for fiscal 2008 as a percent of base salary for the named executive officers is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold				Target			Maximum
	Cash
	Only	Deferred
	(1)	(2)
	Cash	Cash	Defer	Total	Cash	Defer	Total	Cash	Defer	Total
	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus
Daniel S. Jaffee	12.50%	37.50%	0.00%	37.50%	50.00%	0.00%	50.00%	100.00%	0.00%	100.00%
Andrew N. Peterson	10.00%	30.00%	12.00%	42.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Thomas F. Cofsky	10.00%	30.00%	12.00%	42.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Brian K. Bancroft	7.50%	22.50%	9.00%	31.50%	30.00%	12.00%	42.00%	60.00%	24.00%	84.00%
Charles P. Brissman	8.25%	24.75%	9.90%	34.65%	33.00%	13.20%	46.20%	66.00%	26.40%	92.40%

(1)	The threshold for payment of a cash bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 84% of our budgeted business plan. That achievement level would result in payment of 25% of target cash bonus. No executive deferred bonus would be awarded at that level of performance.

(2)	The threshold for payment of an executive deferred bonus award was adjusted pre-tax, pre-bonus income corresponding to the achievement of 95% of our budgeted business plan. That achievement level would result in an award of 75% of target bonus for both cash and executive deferred bonuses.

     Our CEO may exercise discretion in determining the incentive bonus to be paid under the annual incentive plan to any employee, including the executive officers (except himself) by:

  Increasing or decreasing any participant’s percent of corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the annual incentive plan. For example, if according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, our CEO may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%, as provided under the annual incentive plan.

  Adjusting individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division, as provided under the annual incentive plan.

  Awarding a bonus under the annual incentive plan of up to 25% of target bonus (and up to 100% of target bonus for non-exempt employees) if Oil-Dri fails to achieve the minimum performance otherwise required for payment of an award, such discretion having been granted by the Compensation Committee for fiscal 2008.

     For fiscal 2008, our adjusted, pre-tax, pre-bonus income of $15,734,000 resulted in incentive bonuses being paid at 128% of target bonus. Annual cash and executive deferred bonus awards are shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

     At its regular meeting on October 15, 2008, the Compensation Committee reviewed the annual incentive plan performance measure and targets suggested by our CEO for the fiscal year beginning August 1, 2008 (“fiscal 2009”). The performance measure continues to be corporate financial performance as measured by achievement of target pre-tax, pre-bonus income as specified in the fiscal 2009 annual incentive plan. Annual incentive plan target pre-tax, pre-bonus income for fiscal 2009 will be determined by adjusting pre-tax income as shown in our fiscal 2009 audited financial statements in the same manner as described above for fiscal 2008. At that meeting, the Compensation Committee also stated its intention to grant to our CEO, at a meeting following the end of fiscal 2009, an award of restricted shares of Class B Stock under the terms of our 2006 Long Term Incentive Plan. If granted, the dollar value of the restricted shares award would be calculated to equal the amount, if any, of an executive deferred bonus award our CEO would have received under our annual incentive plan as a result of our corporate financial performance in fiscal 2009, had he been eligible for such an award. (As was the case in fiscal years 2007 and 2008, our CEO has requested that he not be eligible for an executive deferred award in fiscal 2009.) That dollar value would then be divided by the average closing sale price of the Company’s Common Stock for the 30 days preceding the date of the grant (or other similar measure) to establish the actual number of restricted shares awarded. If any restricted shares are in fact granted, those shares will vest in full on July 31, 2012.

     Retirement Benefits: We seek to retain highly qualified executives, including the executive officers, and reward them for their service, by providing the following retirement benefit plans:

  Defined benefit pension plan;

  Supplemental executive retirement plan (“SERP”);

  Defined contribution pension plan; and

  Executive deferred compensation plan.

     Retirement benefits under these plans are funded by a combination of employer and employee contributions as described below, thus encouraging employees to take an active part in saving for their own retirement years.

  Defined benefit pension plan: All U.S.-based employees participate in our Company-funded defined benefit pension plan. For salaried employees, the pension plan provides for pension benefits based on credited years of service and cash compensation (excluding executive compensation paid under our annual incentive plan and amounts deferred pursuant to our deferred compensation plan) during the highest paid consecutive five years during the last 10 years of employment. Our hourly paid manufacturing employees also participate, but with a different pension benefit formula.

  SERP: Our SERP provides benefits that would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits. Benefits under the SERP will be paid from our general assets. All employees whose pension plan benefits are limited by the Code will participate in the SERP. Currently, our CEO is the only participant.

  Defined contribution pension plan: All U.S.-based employees are eligible to participate in our 401(k) retirement savings plan. Employees may contribute from 2% to 25% of eligible compensation on a tax deferred basis, subject to Code limits. We make a matching contribution of $0.50 for each $1.00 of the first 4% of compensation that employees contribute.

  Executive deferred compensation plan: We provide an executive deferred compensation plan to assist executives and non-employee directors in saving for retirement or other financial needs. All executive officers are eligible to participate in this plan. Participating executives may defer up to 50% of base salary and 100% of annual incentive bonus into the plan. We make no contributions. Executives’ deferrals earn a return equal to our long term cost of borrowing plus one percent.

     Retirement Benefits for named executive officers shown in the Tables:

  Summary Compensation Table: The actuarial change in pension benefits and SERP benefits and earnings in excess of 120% of the applicable federal rate on deferred compensation plan balances are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Our contribution to the 401(k) retirement savings plan is included in the “All Other Compensation” column of that table.

  Pension Benefits Table: The present value of the accumulated benefit under the pension plan and the SERP is shown in the “Present Value of Accumulated Benefits” column of the Pension Benefits Table.

  Nonqualified Deferred Compensation Table: Contributions by the named executive officers to our executive deferred compensation plan are shown in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation Table. Earnings on balances in that plan are included in the “Aggregate Earnings in Last Fiscal Year” column of that table.

     Other Benefits: We provide health and welfare benefits, including medical and dental coverage and life and long-term disability insurance, which are available to the executive officers on the same terms as they are available to other employees. These benefits help us attract and retain talented employees and provide assistance to current employees and their families.

     We provide limited perquisites to the executive officers to assist them in carrying out their duties. These perquisites may include a car allowance and paid parking. The value of these benefits is included in the “All Other Compensation” column of the Summary Compensation Table.

     Employment and Severance Arrangements: We do not generally enter into written employment or severance agreements with our executive officers nor do we have a severance plan that covers any of our executive officers. We did, however, agree with Charles P. Brissman at the time of his employment that he would receive a minimum of six months severance pay of base salary and medical benefits if he were terminated without cause after two years or more of employment. Our only other provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans. For example, our equity incentive plans contain provisions for immediate vesting of benefits upon change in control, retirement, disability or death. The Benefits Upon Termination or Change in Control Table contains additional information concerning benefits upon the termination of employment of our named executive officers.

     Long Term Equity Incentives: Beginning in fiscal 2006, we de-emphasized the use of equity incentive compensation while continuing to recognize that the use of long term equity incentive compensation is important in attracting and retaining key employees and outside directors. We generally limit long term equity incentive compensation awards to newly hired or promoted executives and to our CEO to bring his long term equity incentive compensation closer to the market median. We did not grant any equity awards during fiscal 2008.

     Equity Grant Practices: We have a formal equity grant policy, adopted by our Board of Directors in 2007, which provides that equity awards generally should be made by the Compensation Committee at a regularly scheduled meeting or by our CEO under limited authority granted to him. Our CEO may make grants of either stock options or restricted stock, but the total number of either stock options or shares of restricted stock that our CEO may grant is limited and the maximum employee award is designated by the employee’s salary grade. Our CEO may generally make awards only four times each year, during the two-week period beginning the third business day following our quarterly earnings release. If the grant date is not a NYSE trading day, then the grant date will be the immediately preceding NYSE trading day. Only the

Compensation Committee, however, can make grants to our executive officers or directors or eligible members of their immediate families.

     Prior to the adoption of our formal policy, in the case of grants made by the Compensation Committee, the grant date has either been the date the Compensation Committee met and approved grants or signed a unanimous written consent, or a future date specified in the Compensation Committee’s resolution, such as the date of hire of a new employee. In the case of grants made by our CEO, the grant date has been the date a formal grant authorization was signed by our CEO. The exercise price has always been the closing market price of our Common Stock on the date of grant.

     Stock Ownership Guidelines: We do not have guidelines or requirements for stock ownership by our executive officers or our directors.

Tax and Accounting Implications

     Tax Deductibility: Section 162(m) of the Code limits to $1 million the tax deduction we may take for compensation paid to our CEO and the other named executive officers. At present compensation levels, this limitation has no impact. In general, we favor the preservation of tax deductibility, but reserve the right to reconsider this position.

     Nonqualified Deferred Compensation: Section 409A of the Code changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to January 1, 2005. We have amended and restated all of our benefit plans that include deferred compensation elements in compliance with Section 409A. Specifically, at its December 4, 2007 meeting our Board of Directors adopted, effective January 1, 2008, amendments and restatements of the following plans:

  Oil-Dri Corporation of America 2005 Deferred Compensation Plan;

  Oil-Dri Corporation of America 2006 Long Term Incentive Plan;

  Oil-Dri Corporation of America Annual Incentive Plan.

     At its October 15, 2008 meeting, our Board of Directors adopted, effective January 1, 2009, an amendment and restatement of the Oil-Dri Corporation of America Supplemental Executive Retirement Plan. We believe we have been operating in good faith with Section 409A since its January 1, 2005 effective date.

     Accounting for Stock-Based Compensation: On August 1, 2005, we began accounting for stock-based payments under our equity incentive plans in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”).

Summary Compensation Table

     The following table summarizes the total compensation the Company paid or accrued for services provided by the named executive officers. The named executive officers are our CEO, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year ended July 31, 2008.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and Principal	Fiscal	Salary	Bonus	($)	($)	($)	($)	($)	Total
Position	Year	($)	($)	(1)	(1)	(2)	(3)	(4)	($)
Daniel S. Jaffee
President and Chief	2008	$382,125	--	$284,646	$27,140	$244,560	$20,845	$40,447	$999,763
Executive Officer	2007	$367,425	--	$283,878	$27,063	$324,253	$16,250	$38,480	$1,057,349

Andrew N. Peterson
Vice President and	2008	$225,000	--	--	$36,702	$161,280	$9,424	$14,476	$446,882
Chief Financial Officer	2007	$197,500	--	--	$36,596	$170,808	$7,893	$10,852	$423,649

Thomas F. Cofsky
Vice President of	2008	$207,333	--	--	$13,756	$148,617	$12,864	$18,440	$401,010
Manufacturing and Logistics	2007	$197,833	--	--	$13,719	$195,538	$10,740	$13,716	$431,546

Brian K. Bancroft
Vice President and	2008	$196,650	--	$19,298	$15,788	$105,719	$2,557	$11,868	$351,880
Chief Procurement Officer	2007	$183,750	--	$30,900	$15,788	$136,214	$2,366	$12,438	$381,456

Charles P. Brissman
Vice President,	2008	$192,500	--	--	$20,172	$113,837	$5,783	$13,826	$346,118
General Counsel and Secretary	2007	$181,250	--	--	$44,849	$144,374	$4,539	$10,568	$385,580

(1)

The amounts reported reflect the compensation cost, without any reduction for the risk of forfeiture, recognized by us for financial statement reporting purposes for the fiscal year in accordance with SFAS 123R. The amounts do not reflect compensation actually received by the named executive officers. The assumptions used in calculation of these amounts are disclosed in Note 7 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008. There were no awards to the named executive officers in fiscal 2008. The expense recognized is related to awards made in prior years that have not yet fully vested.

(2)

The 2008 amounts reflect award of 128% of target cash and executive deferred bonuses under our annual incentive plan. Cash bonuses earned are paid following completion of the specified fiscal year. Executive deferred bonuses are awarded based on performance during the specified fiscal year and generally vest (become payable) according to a vesting schedule established by the Compensation Committee for each fiscal year’s award as described above under “Compensation Discussion and Analysis – Annual and Deferred Incentive Compensation.” Executive deferred bonuses awarded for fiscal 2008 vest on July 31, 2011.

     The 2007 amounts have been increased to include the executive deferred bonuses awarded for performance in fiscal 2007, which we believe more clearly reflects the awards under our annual incentive plan. In our 2007 proxy statement, the executive deferred bonus award was disclosed in the Nonqualified Deferred Compensation Table in the column captioned “Registrant Contributions in Last Fiscal Year.”

     The cash and executive deferred bonuses awarded to the named executive officers for fiscal 2007 and fiscal 2008 are shown below. At his request, Mr. Jaffee was not eligible for an executive deferred bonus award in fiscal 2008 or fiscal 2007.

Non-Equity Incentive Plan Compensation

			Executive
Name		Cash	Deferred Bonus
Daniel S. Jaffee	2008	$244,560	--
	2007	$324,253	--
Andrew N. Peterson	2008	$115,200	$46,080
	2007	$122,006	$48,802
Thomas F. Cofsky	2008	$106,155	$42,462
	2007	$139,670	$55,868
Brian K. Bancroft	2008	$75,514	$30,205
	2007	$97,296	$38,918
Charles P. Brissman	2008	$81,312	$32,525
	2007	$103,138	$41,236

(3)	Change in Pension Value during the fiscal year: For Daniel S. Jaffee the amount shown includes the aggregate increase of $16,007 in the actuarial present value of his benefits under our pension plan and SERP. For Thomas F. Cofsky, the amount shown includes the increase of $8,645 in the actuarial present value of his benefits under our pension plan. The amount reported for each of Messrs. Peterson, Bancroft and Brissman is the increase in the actuarial present value of his benefit under our pension plan; however, Messrs. Peterson and Bancroft have less than the five years of service necessary for them to vest under our pension plan.

Nonqualified Deferred Compensation Earnings: The amounts shown for Daniel S. Jaffee and Thomas F. Cofsky include $4,838 and $4,219, respectively, in earnings from our executive deferred compensation plan that exceed 120% of the applicable federal rate.

(4)	The amounts shown in this column are described in the following table:

All Other Compensation Table

			Interest
		Dividends	Earned on
		on Unvested	Executive	401(k) Plan
		Restricted	Deferred	Company
	Perquisites	Stock	Bonus	Matching
	($)	($)	($)	Contributions	Total
Name	(1)	(2)	(3)	($)	($)
Daniel S. Jaffee	$10,839	$22,181	--	$7,427	$40,447
Andrew N. Peterson	$6,300	--	$3,384	$4,792	$14,476
Thomas F. Cofsky	$9,972	--	$3,875	$4,593	$18,440
Brian K. Bancroft	$6,000	$1,219	$2,699	$1,950	$11,868
Charles P. Brissman	$6,400	--	$2,859	$4,567	$13,826

(1)	Perquisites for the named executive officers generally consist of auto allowances, paid parking and airline executive club memberships. The amounts shown reflect the actual cost to us for providing these perquisites. The perquisites received by Daniel S. Jaffee consisted of the following which were paid by the Company: $6,300 auto allowance, $3,624 parking, $615 for remote Internet access and $300 airline executive club membership.

(2)	Amounts shown represent dividend payments on unvested shares of restricted stock held by the named executive officers that are reportable as ordinary income.

(3)	Executive deferred bonuses awarded under our annual incentive plan earn interest at a rate equal to our long term cost of borrowing plus one percent as described above under “Compensation Discussion and Analysis - Annual and Deferred Incentive Compensation.” The amounts shown are the interest earned on all unvested executive deferred bonus awards, regardless of the fiscal year in which the awards were earned.

Grants of Plan-Based Awards during Fiscal Year 2008

     The following table discloses the range of cash bonus awards and executive deferred bonus awards targeted for fiscal year 2008 performance under the our annual incentive plan as described in “Compensation Discussion and Analysis – Annual and Deferred Incentive Compensation” above. There were no equity grants awarded in the fiscal year ended July 31, 2008 to any of the named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold		Target		Maximum (3)
	Cash	Deferred
	Bonus	Bonus	Cash	Deferred	Cash	Deferred
	($)	($)	Bonus	Bonus	Bonus	Bonus
Name	(1)	(2)	($)	($)	($)	($)
Daniel S. Jaffee	$47,766	--	$191,063	--	$382,125	--
Andrew N. Peterson	$22,500	$27,000	$90,000	$36,000	$180,000	$72,000
Thomas F. Cofsky	$20,733	$24,880	$82,933	$33,173	$165,867	$66,347
Brian K. Bancroft	$14,749	$17,699	$58,995	$23,598	$117,990	$47,196
Charles P. Brissman	$15,881	$19,058	$63,525	$25,410	$127,050	$50,820

(1)	The threshold for payment of a cash bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 84% of our budgeted business plan. No executive deferred bonus was to be awarded at that level of performance. That achievement level would result in payment of 25% of target cash bonus.

(2)	No executive deferred bonus is awarded until 75% of target cash bonus is earned, after giving effect to the award of executive deferred bonus.

(3)	The maximum amount payable is 200% of target bonus.

     The table refers to these amounts in future terms, but the amounts have already been paid or accrued to the named executive officers’ accounts. The full amounts of cash and executive deferred bonuses awarded are disclosed in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal 2008 Year End

     The following table provides information on the current holdings of stock options and restricted stock by the named executive officers as of July 31, 2008. The options and restricted stock held by Daniel S. Jaffee and Thomas F. Cofsky are for shares of Class B Stock. The options and restricted stock held by the other named executive officers are for shares of Common Stock.

	Option Awards					Stock Awards
	Number of	Number of				Number of	Market Value
	Securities	Securities				Shares or	of Shares or
	Underlying	Underlying				Units of	Units of Stock
	Unexercised	Unexercised	Option			Stock That	That Have
	Options	Options	Exercise	Option		Have Not	Not Vested
	(#)	(#)	Price	Expiration		Vested	($)
Name	Exercisable	Unexercisable	($)	Date		(#)	(3)
Daniel S. Jaffee	18,750	18,750	$4.92	10/12/2011	(1)	52,500 (2)	$904,050
	11,718	3,907	$9.43	9/23/2013

Andrew N. Peterson	15,625	15,625	$12.00	10/8/2014

Thomas F. Cofsky	3,125	--	$11.65	9/17/2009
	12,500	--	$6.90	2/28/2010
	12,500	12,500	$4.92	10/12/2011	(1)
	4,687	1,563	$9.43	9/23/2013

Brian K. Bancroft	--	6,250	$14.76	2/1/2015

Charles P. Brissman	37,500	--	$5.89	10/21/2012
	9,375	3,125	$9.43	9/23/2013

     Vesting of Option Awards: All option awards have a 10-year term. Except as otherwise noted below, option awards vest ratably over four years commencing on the second anniversary of the grant date.

(1)	Vest 50% on the second anniversary of the grant date and 50% on the seventh anniversary of the grant date.

(2)	Restricted stock granted March 14, 2006; 20% vested on December 6, 2006 and 20% vests on each of the four subsequent anniversaries of that date.

(3)	Market value calculated using the closing price of our Common Stock on July 31, 2008, which was $17.22.

Option Exercises and Stock Vested for Fiscal 2008

     The following table provides information for the named executive officers on:

  the number of shares of the Company’s stock acquired and the value received from stock option exercise during fiscal 2008; and

  the number of shares of the Company’s restricted stock which vested and the value received upon vesting during fiscal 2008.

     The shares acquired by Daniel S. Jaffee and Thomas F. Cofsky are shares of Class B Stock. The shares acquired by Brian K. Bancroft are shares of Common Stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
	Exercise	($)	Vesting	($)
Name	(#)	(1)	(#)	(1)
Daniel S. Jaffee	40,000	$331,675	17,500	$383,075
Andrew N. Peterson	--	--	--	--
Thomas F. Cofsky	12,500	$130,938	--	--
Brian K. Bancroft	6,250	$29,625	3,125	$55,125
Charles P. Brissman	--	--	--	--

(1)	The Value Realized represents the difference between the fair market value of our Common Stock on the date of exercise (or vesting, in the case of restricted stock) and the grant price, multiplied by the number of shares acquired or vested.

Pension Benefits for Fiscal 2008

     Defined benefit pension plan: All U.S.-based employees participate in our non-contributory, tax-qualified, defined benefit pension plan once they reach age 21 and complete one year of service. For salaried employees, including the named executive officers, the pension plan provides for pensions based on credited years of service (capped at 30 years) and Final Average Compensation.

     The normal form of benefit is a life annuity with five years certain, payable at normal retirement age of 65. The standard form of payment for a participant who is married is a 50% joint and survivor annuity. Other forms of benefit are available. Each form of benefit has approximately the same relative value. The formula for computation of the normal form of benefit is:

0.55% of Final Average Compensation
+	0.55% of Final Average Compensation which exceeds
Social Security Covered Compensation

Multiplied by years of credited service

     Final Average Compensation is the monthly average of the participant’s compensation paid during the highest paid consecutive five years during the last 10 years of employment. Compensation for pension plan purposes is base salary, commissions, and bonuses other than those paid under our annual incentive plan. Social Security Covered Compensation is the average of the taxable wage bases in effect for each calendar year in the 35-year period ending with the year the participant attains Social Security retirement age.

     A participant’s right to an accrued benefit becomes non-forfeitable after five years of vesting service. Normal retirement age under the plan is age 65, or the date a participant completes five years of vesting service, if later. Salaried participants who have 10 years of service can receive actuarially reduced early retirement benefits as early as age 55. The present value of the accumulated benefit is the same regardless of whether a participant begins to receive benefits at age 65 or at an earlier age. We do not subsidize early retirement benefits.

     If a married participant with a non-forfeitable benefit dies prior to commencement of benefit payments, the participant’s spouse will be entitled to a survivor annuity equal to the amount the spouse would have been entitled to receive under a 50% joint and survivor annuity.

     SERP: Our SERP provides benefits which would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits. All employees whose pension plan benefits are limited by those Code limitations may participate in the SERP. Currently, Daniel S. Jaffee is the only participant. Benefits provided under the SERP are paid in five equal annual installments beginning six months after the participant’s separation from service; however, if upon termination of employment the present value of the participant’s accumulated benefits does not exceed $50,000, payment will be made in a lump sum, six months after separation from service.

     The following table shows the present value of the accumulated benefits under the pension plan and under the SERP for each of the named executive officers. No payments were made to any named executive officer under the pension plan or the SERP during fiscal year 2008.

		Number of
		Years of	Present Value
		Credited	of Accumulated
		Service	Benefits
		(#)	($)
Name	Plan Name	(1)	(2)
Daniel S. Jaffee	Pension Plan	20.75	$98,830
	SERP	20.75	$63,633
Andrew N. Peterson	Pension Plan	3.81	$30,430
Thomas F. Cofsky	Pension Plan	21.33	$92,405
Brian K. Bancroft	Pension Plan	3.49	$8,743
Charles P. Brissman	Pension Plan	5.78	$25,065

(1)	Credited service is actual years of employment with Oil-Dri.

(2)	The amounts shown for Messrs. Bancroft and Peterson have not yet vested. The assumed retirement age used to calculate the actuarial present value for each named executive officer’s accumulated benefits is age 65, the age at which each named executive officer would be eligible to receive unreduced benefits. The other assumptions used are the same as those used to prepare the pension disclosures in Note 8 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008.

Nonqualified Deferred Compensation for Fiscal 2008

     We provide an executive deferred compensation plan in which all executive officers and other senior managers are eligible to participate. Participating executives may defer up to 50% of base salary and 100% of annual cash incentive bonus into the plan. The Company makes no contributions. Executives’ deferrals earn a return equal to our long term cost of borrowing plus one percent. Participants are entitled to receive a distribution from their account balances at the earlier of the end of their elected deferral period or upon death or termination of employment prior to age 55. Accounts are distributed in a single lump sum, or in certain circumstances annual installments over a period of up to 15 years as elected by the participant. In the event of an unforeseen emergency, a participant may apply to the administrative committee of the plan for payment of an amount from the participant’s account balance sufficient to satisfy the emergency need. The plan will terminate upon a change in control of the Company. Immediately prior to such a change in control, or as soon as possible following a change in control, each participant will be paid his account balance. Our executive deferred compensation plan is unfunded and subject to the claims of our creditors.

     The following table shows contributions, earnings and balances in our executive deferred compensation plan for the named executive officers for fiscal 2008.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in		Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Aggregate	Last Fiscal
	Year	Year	Year	Withdrawals/	Year End
	($)	($)	($)	Distributions	($)
Name	(1)	(2)	(3)	($)	(4)
Daniel S. Jaffee	$61,140	--	$24,891	--	$458,355
Andrew N. Peterson	--	--	--	--	--
Thomas F. Cofsky	$40,000	--	$21,910	--	$371,200
Brian K. Bancroft	--	--	--	--	--
Charles P. Brissman	--	--	--	--	--

(1)	The amounts in this column are voluntary deductions from salary and cash incentive awards by the named executive officers.

(2)	We make no contribution to the executive deferred compensation plan; however, in our 2007 proxy statement, we showed as Registrant Contributions the fiscal 2007 executive deferred bonus awards under our annual incentive plan. We now include those amounts in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

(3)	We credit the accounts under the terms of the plan with a return equal to our long term cost of borrowing plus one percent. The amounts shown include the amounts exceeding 120% of the applicable federal rate and reported as compensation to the following named executive officers in the Summary Compensation Table: Daniel S. Jaffee $4,838 and Thomas F. Cofsky $4,219.

(4)	In our 2007 proxy statement, the amounts shown included executive deferred bonus awards under our annual incentive plan. We now include those amounts in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Equity Compensation Plans

     The following table provides information as of July 31, 2008 about our equity compensation plans and Stock (as defined in those plans) which may be issued upon the exercise of options and rights which have been or may be granted to employees or members of the Board of Directors under those plans.

				Number of
				Shares of Stock
				Remaining
				Available for
			Weighted	Future Issuance
			Average	Under Equity
			Exercise	Compensation
	Number of Shares of Stock to be		Price of	Plans (excluding
	Issued Upon Exercise of Outstanding		Outstanding	those listed in the
Plan Category	Options		Options	first column)
Equity Compensation Plans	119,688	Class B Stock	$6.72
Approved by our Stockholders (1)	423,356	Common Stock	$9.31
	543,044	(2)	$8.74	790,000 (4)
Equity Compensation Plans
Not Approved by our Stockholders (3)	81,250	Common Stock	$8.11	--

Total	624,294	Common & Class B Stock	$8.66	790,000

(1)	These plans are our 1995 Long-Term Incentive Plan and 2006 Long Term Incentive Plan.

(2)	Under these plans, awards made to members of the Jaffee family are for shares of Class B Stock. Awards made to any other employees or non-employee directors are for shares of Common Stock.

(3)	This plan is our Outside Director Stock Plan that was adopted by our Board in 1998. The Outside Director Stock Plan provides for grants of stock options to non-employee directors at an option price per share of 100% of the fair market value of Common Stock on the date of grant. Stock options have been granted to our directors for a 10-year term with a one-year vesting period. All stock issued under the plan is issued from shares held in our treasury.

(4)	Prior to issuance of awards under these plans, it is not possible to determine whether awards will be for shares of Common Stock or shares of Class B Stock. Awards made to members of the Jaffee family will be for shares of Class B Stock. Awards made to any other employees or non-employee directors will be for shares of Common Stock.

Benefits upon Termination or Change in Control

     The following summaries and table set forth potential payments to our named executive officers upon termination of their employment or a change in control of the Company. None of our named executive officers are of normal or early retirement age so those termination scenarios are not shown.

     We do not have a severance plan which covers any of our named executive officers and generally have no employment or severance agreements with our named executive officers, except that we agreed with Charles P. Brissman at the time of his employment that he would receive a minimum of six months severance pay of base salary and medical benefits if he were terminated without cause after two years or more of employment.

     Our only other provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans.

  Our annual incentive plan provides for immediate vesting and payment, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, retirement with age plus years of service equal to 80, or change in control of the Company.

  Our equity incentive plans (the 1995 Long-Term Incentive Plan and the 2006 Long Term Incentive Plan) and the agreements issued under those plans provide for immediate vesting of restricted stock and immediate vesting and exercisability of stock options upon a participant’s death, disability or a change in control of the Company. Upon retirement with age plus years of service equal to 80, all stock options become immediately vested and exercisable. Upon any of these termination events, the participant, or his beneficiary in the case of the participant’s death, may exercise any outstanding stock options for a period of three years or until their expiration dates, whichever occurs first.

     The table below does not include amounts payable to our named executive officers under plans that are generally available on the same basis to all of our salaried employees, such as payments under the pension plan, the 401(k) plan, the life insurance plan, the disability insurance plan and payment of prorated annual incentive compensation. For information regarding pension plan benefits see “Pension Benefits for Fiscal 2008” above.

     The table also does not include balances under our executive deferred compensation plan. Those balances and the circumstances under which the named executive officers may receive distributions from that plan are disclosed in the Nonqualified Deferred Compensation Table and the introduction to that table.

     The amounts shown assume that each named executive officer’s employment terminated on July 31, 2008, the last day of our most recently completed fiscal year, and when applicable, the closing price of our Common Stock on that date of $17.22.

		Vesting of Awards under Incentive
		Plans
		Annual
		Incentive	1995 Long-	2006 Long
		Plan	Term	Term
	Separation	Deferred	Incentive	Incentive
	Benefit	Account	Plan	Plan
	($)	($)	($)	($)	Total
Name	(1)	(2)	(3)	(3)	($)
DANIEL S. JAFFEE
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	--	$261,053	$904,050	$1,165,103
Death	--	--	$261,053	$904,050	$1,165,103
Disability	--	--	$261,053	$904,050	$1,165,103

ANDREW N. PETERSON
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$98,267	$81,563	--	$179,830
Death	--	$98,267	$81,563	--	$179,830
Disability	--	$98,267	$81,563	--	$179,830

THOMAS F. COFSKY
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$102,205	$165,923	--	$268,128
Death	--	$102,205	$165,923	--	$268,128
Disability	--	$102,205	$165,923	--	$268,128

BRIAN K. BANCROFT
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$71,823	$15,375	--	$87,198
Death	--	$71,823	$15,375	--	$87,198
Disability	--	$71,823	$15,375	--	$87,198

CHARLES P. BRISSMAN
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	$101,981	--	--	--	$101,981
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$76,621	$24,338	--	$100,959
Death	--	$76,621	$24,338	--	$100,959
Disability	--	$76,621	$24,338	--	$100,959

(1)	The amount shown represents six months of base salary and six months of the Company portion of the cost of the named executive officer’s medical benefits.

(2)

The amount shown is the named executive officer’s balance in his executive deferred bonus account of our annual incentive plan. As explained above, unvested executive deferred bonus awards become immediately vested upon the events listed.

(3)

The amount shown represents, as of July 31, 2008: (a) the fair market value of any unvested shares of restricted stock and/or (b) the excess of the fair market value of the shares of stock underlying unvested stock options over the option exercise price. As explained above, previously unvested shares of restricted stock and stock options become immediately vested upon the events listed.

STOCK OWNERSHIP

Principal Stockholders

     The following table sets forth information as of September 30, 2008, except as noted below, regarding beneficial ownership of our Common Stock and Class B Stock by each person or group known to us to hold more than five percent of either class. See “Security Ownership of Management” below for information on beneficial ownership of our Common Stock and Class B Stock by our executive officers and directors.

		Amount and Nature of Beneficial Ownership(1)
					Percentage of
				Percentage	Aggregate
				of	Voting Power
		Number of Shares of		Outstanding	of Common
Name and Address of		Common Stock and		Stock of	Stock and
Beneficial Owner	Title of Class	Class B Stock		Class	Class B Stock
Richard M. Jaffee(6)(9)(15)	Common Stock:	--		--	--
410 N. Michigan Avenue	Class B Stock:	409,558	(2)(3)(5)	21.39%	16.87%
Chicago, IL 60611

Daniel S. Jaffee(6)	Common Stock:	--		--	--
410 N. Michigan Avenue	Class B Stock:	189,334	(4)(5)	9.62%	7.63%
Chicago, IL 60611

Karen Jaffee Cofsky(9)	Common Stock:	586	(7)	0.01%	--
410 N. Michigan Avenue	Class B Stock:	106,146	(5)(8)	5.37%	4.26%
Chicago, IL 60611

Jaffee Investment	Common Stock:	--		--	--
Partnership, L.P.(15)	Class B Stock	1,250,000	(3)	65.28%	51.47%
410 N. Michigan Avenue
Chicago, IL 60611

AXA Financial, Inc.	Common Stock:	280,356	(10)	5.46%	0.62%
1290 Avenue of the Americas	Class B Stock:	--		--	--
New York, NY 10104

Dimensional Fund Advisors, Inc.	Common Stock:	337,014	(11)	6.56%	1.39%
1299 Ocean Avenue	Class B Stock:	--		--	--
Santa Monica, CA 90401

GAMCO Asset Management Inc.	Common Stock:	602,850	(12)	11.74%	2.30%
One Corporate Center	Class B Stock:	--		--	--
Rye, NY 10580

Heartland Advisors, Inc.	Common Stock:	726,625	(13)	14.15%	2.90%
789 North Water Street	Class B Stock:	--		--	--
Milwaukee, WI 53202

T. Rowe Price Associates, Inc.	Common Stock:	636,950	(14)	12.40%	2.59%
100 East Pratt Street	Class B Stock:	--		--	--
Baltimore, MD 21202

(1)

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security. All beneficial ownership is with sole voting power and sole investment power except as described in the notes below. The applicable percentage ownership for each person listed below is based upon 5,136,158 shares of Common Stock and 1,914,797 shares of Class B Stock outstanding as of September 30, 2008. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after the applicable date are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)

Consists of 290,895 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 118,538 shares held in a revocable trust of which his spouse is the grantor and, during her lifetime, the trustee and sole beneficiary and 125 shares held in joint tenancy with his spouse.

(3)

The Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard M. Jaffee and Shirley H. Jaffee, each have eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley H. Jaffee, have one vote. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the partnership’s shares, which are not reflected in his share ownership shown in the table.

(4)

Consists of 130,457 shares of Class B Stock directly owned by Daniel S. Jaffee (52,500 of which are restricted shares), two shares of Class B Stock owned by his spouse, 5,625 shares of Class B Stock he owns as trustee for his children, 125 shares of Class B Stock held in joint tenancy with his spouse and 53,125 shares of Class B Stock that he has the right to acquire within 60 days of September 30, 2008, pursuant to stock options. Of the 52,500 restricted shares of Class B Stock, 17,500 shares become non-forfeitable on December 6, 2008, and an additional 17,500 shares become non-forfeitable on the two subsequent anniversaries of that date.

(5)	Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P.

(6)	Daniel S. Jaffee is Richard M. Jaffee’s son.

(7)

Consists of 74 shares of Common Stock owned by Karen Jaffee Cofsky and 512 shares of Common Stock owned by her spouse. Mr. Cofsky has historically voted his shares consistently with Mrs. Cofsky’s voting.

(8)

Consists of 32,957 shares of Class B Stock directly owned by Karen Jaffee Cofsky, 9,375 shares of Class B Stock she owns as trustee for her children, 376 shares of Class B Stock held in joint tenancy with her spouse, and 16,563 and 46,875 shares of Class B Stock that Mrs. Cofsky and her spouse, respectively, have the right to acquire within 60 days of September 30, 2008, pursuant to stock options. Mr. Cofsky has historically voted his shares consistently with Mrs. Cofsky’s voting.

(9)	Karen Jaffee Cofsky is Richard M. Jaffee’s daughter and the spouse of Thomas F. Cofsky, an executive officer of the Company.

(10)

Information is as provided by the reporting persons in a Schedule 13G filed with the SEC on February 14, 2008 by AXA Financial, Inc.; AXA, which owns AXA Financial, Inc.; and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively “Mutuelles AXA”) which, as a group, control AXA. According to the Schedule 13G, as of December 31, 2007,

each of the Mutuelles AXA and AXA has sole dispositive power over 280,356 shares of Common Stock and sole voting power over 149,420 shares of Common Stock. The schedule indicates that a majority of the shares reported are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment advisor, a majority-owned subsidiary of AXA Financial, Inc. Each of the Mutuelles AXA, as a group, and AXA expressly declares that the filing of its Schedule 13G shall not be construed as an admission that it is the beneficial owner of any securities covered by the schedule.

(11)

Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 6, 2008. Based on such Schedule 13G/A, Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules; however, all of these shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(12)

Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on June 22, 2007. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (formerly known as GAMCO Investors, Inc.), (“GAMCO”), GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.) (“GBL”), GGCP, Inc. (formerly known as Gabelli Group Capital Partners, Inc.), and Mario J. Gabelli reports: (a) 491,850 shares of Common Stock beneficially owned by GAMCO, and (b) 111,000 shares of Common Stock beneficially owned by Gabelli Funds. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that (i) GAMCO does not have the authority to vote 43,900 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company, (iii) in certain circumstances, proxy voting committees of each fund may have voting power over the reported shares, and (iv) the power of Mario Gabelli, GBL, and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other reporting persons.

(13)

Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 8, 2008. Such Schedule 13G/A filed by Heartland Advisors, Inc., a registered investment advisor (“Heartland”), and William J. Nasgovitz, president and principal shareholder of Heartland, reports that Heartland and Mr. Nasgovitz have shared voting power over 704,250 shares of Common Stock and shared dispositive power over 726,625 shares of Common Stock. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares.

(14)

Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 12, 2008. Such Schedule 13G/A filed by T. Rowe Price Associates, Inc., a registered investment adviser (“Price Associates”) and T. Rowe Price Small Cap Value Fund, reports that Price Associates held sole dispositive power over 636,950 shares of Common Stock and T. Rowe Price Small Cap Value Fund held sole voting power over 630,000 shares of Common Stock. Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15)

By virtue of their direct and indirect ownership of shares of our stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

Security Ownership of Management

     The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 2008, by the directors, by the named executive officers and by the directors and executive officers as a group.

			Percentage of
			Outstanding	Number of
	Number of Shares of		Common	Shares of Class
Name of Beneficial Owner (1)	Common Stock		Stock	B Stock (2)
Richard M. Jaffee (14)		(3)		(3)
Daniel S. Jaffee		(3)		(3)
Thomas F. Cofsky (14)		(4)		(4)
J. Steven Cole	39,049	(5)(6)	*	--
Arnold W. Donald	25,000	(6)	*	--
Joseph C. Miller	22,775	(7)	*	--
Michael A. Nemeroff	17,201	(8)	*	--
Allan H. Selig	5,000		*	--
Paul E. Suckow	18,500	(8)	*	--
Charles P. Brissman	62,560	(9)	1.21%	--
Brian K. Bancroft	124	(10)	*	--
Andrew N. Peterson	23,437	(11)	*	--
All Directors and Executive	259,742	(12)	4.87%	705,038 (13)
Officers as a Group (13 in group)
* Does not exceed 1%.

(1)

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security. All beneficial ownership is with sole voting power and sole investment power, except as described in the notes below. The applicable percentage ownership for each person listed below is based upon 5,136,158 shares of Common Stock and 1,914,797 shares of Class B Stock outstanding as of September 30, 2008. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after the applicable date are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(2)	Except for Richard M. Jaffee, Daniel S. Jaffee and Thomas F. Cofsky, none of the directors or executive officers, including the named executive officers, own any shares of Class B Stock.

(3)	For information regarding the shares beneficially owned by Richard M. Jaffee and Daniel S. Jaffee, see the table under the heading “Principal Stockholders” above and the notes thereto.

(4)

For information regarding the shares beneficially owned by Thomas F. Cofsky, see the ownership of Mr. Cofsky’s spouse, Karen Jaffee Cofsky, in the table under the heading “Principal Stockholders” above and the notes thereto.

(5)	Includes 1,208 shares of Common Stock owned by Mr. Cole’s spouse.

(6)	Includes 25,000 shares of Common Stock that this director has the right to acquire within 60 days of September 30, 2008, pursuant to stock options.

(7)

Consists of 16,525 shares of Common Stock held by Mr. Miller as trustee for the benefit of his spouse and 6,250 shares of Common Stock that Mr. Miller has the right to acquire within 60 days of September 30, 2008, pursuant to stock options.

(8)	Includes 12,500 shares of Common Stock that this director has the right to acquire within 60 days of September 30, 2008, pursuant to stock options.

(9)	Includes 50,000 shares of Common Stock that Mr. Brissman has the right to acquire within 60 days of September 30, 2008, pursuant to stock options.

(10)	Consists of Common Stock owned by Mr. Bancroft’s children.

(11)	Consists of Common Stock that Mr. Peterson has the right to acquire within 60 days of September 30, 2008, pursuant to stock options.

(12)

Includes 200,187 shares of Common Stock constituting all such shares that the directors and executive officers of the Company have the right to acquire within 60 days of September 30, 2008, pursuant to stock options (including the shares of Common Stock that may be acquired as described in the notes above and in the notes to the table under the heading “Principal Stockholders” above). The number of shares of Common Stock owned beneficially by the directors and executive officers as a group represents approximately 1.01% of the aggregate voting power of the Common Stock and Class B Stock.

(13)

Includes 100,000 shares of Class B Stock constituting all such shares that the directors and executive officers of the Company have the right to acquire within 60 days of September 30, 2008, pursuant to stock options (including the shares of Class B Stock that may be acquired as described in the notes under the heading “Principal Stockholders” above). Also includes 52,500 restricted shares of Class B Stock, 17,500 of which become non-forfeitable on December 6, 2008, and an additional 17,500 of which become non-forfeitable on the two subsequent anniversaries of that date. Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under the heading “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by the directors and executive officers as a group represents approximately 34.71% of the number of outstanding shares of Class B Stock and approximately 27.49% of the aggregate voting power of the Common Stock and Class B Stock.

(14)	Thomas F. Cofsky is Richard M. Jaffee’s son-in-law.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under SEC rules, our directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock or Class B Stock are required to file reports of their ownership and changes in that ownership with the SEC. Based solely on our review of copies of these reports and representations of the reporting persons, we believe that during the fiscal year ended July 31, 2008, all reportable transactions were reported and all required reports were filed with the SEC, except for a late Form 4 disclosing one transaction for Brian K. Bancroft, in which we withheld shares to pay tax liability upon lapse of restrictions on Common Stock awarded under our 1995 Long-Term Incentive Plan. In addition, a late Form 5 disclosing two transactions that occurred during the fiscal year ended July 31, 2007, was filed for each of Daniel S. Jaffee and Richard M. Jaffee. The transactions disclosed were transfers of 143 and 146 shares of Class B Stock from one Jaffee-affiliated trust to another.

 ATTN: INVESTOR RELATIONS
OIL-DRI CORPORATION OF AMERICA
410 N. MICHIGAN AVE #400
CHICAGO, IL 60611-4213

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OIL-DRI CORPORATION OF AMERICA			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Annual Meeting Proxy Card
The Board of Directors recommends a vote FOR each of the listed nominees and FOR the other proposal.			☐	☐	☐

A	Election of Directors
1.	Nominees:
	01) J. Steven Cole 02) Arnold W. Donald 03) Daniel S. Jaffee 04) Richard M. Jaffee	05) Joseph C. Miller 06) Michael A. Nemeroff 07) Allan H. Selig 08) Paul E. Suckow
B	Issues							For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2009.							☐	☐	☐
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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Proxy - OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Charles P. Brissman as Proxies, each with the full power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 15, 2008, at the Annual Meeting of Stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on December 9, 2008, at 10:30 a.m. local time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated October 31, 2008, the receipt of which is acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as independent auditor. This Proxy will be voted with discretionary authority to the Proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

Address Changes/Comments:

 (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)